Exhibit 10.6

RESTRICTED STOCK GRANT NOTICE

UNDER THE

SEAWORLD ENTERTAINMENT, INC.

2013 OMNIBUS INCENTIVE PLAN

(Employees – Annual Incentive Plan Award)

SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), pursuant to its 2013 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below. The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Participant Name]

Date of Grant:	[Date of Grant]

Performance Period:	The period commencing on January 1, 2015 and ending on December 31, 2015 (the “Performance Period”)

Number of Shares of Restricted Stock:	[No. of Shares of Restricted Stock]

Vesting Schedule:	The shares of Restricted Stock shall vest at such times and in such amounts as set forth in Exhibit A to the Restricted Stock Agreement.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

SEAWORLD ENTERTAINMENT, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK AGREEMENT

UNDER THE

SEAWORLD ENTERTAINMENT, INC.

2013 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the SeaWorld Entertainment, Inc. 2013 Omnibus Incentive Plan (the “Plan”), SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock provided in the Grant Notice. The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.

2. Vesting. Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided in Exhibit A attached hereto. With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.

3. Issuance of Shares of Restricted Stock. The provisions of Section 9(d)(i) of the Plan are incorporated herein by reference and made a part hereof.

4. Treatment of Shares of Restricted Stock Upon Termination. The provisions of Sections 9(b) of the Plan are incorporated herein by reference and made a part hereof. In the event the Participant undergoes a Termination, the treatment of the unvested shares of Restricted Stock shall be set forth in Exhibit A attached hereto.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Agreement with reference to employment shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The shares of Restricted Stock are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.

7. Rights as Stockholder; Legend. The provisions of Sections 9(b) and 9(e) of the Plan are incorporated herein by reference and made a part hereof; provided, that any cash or in-kind dividends paid with respect to the shares of Restricted Stock which have not, prior to the record date of the dividend, become vested shall be withheld by the Company without interest and shall be paid to the Participant only when, and if, such shares of Restricted Stock shall become vested pursuant to Section 2.

8. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.

9. Notice. Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service. This Restricted Stock Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11. Binding Effect. This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) cancel the shares of Restricted Stock, or (ii) require that the Participant forfeit any gain realized on the vesting of the Restricted Stock, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all shares of Restricted Stock shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law and applicable Company policies.

14. Governing Law. This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.

Exhibit A

1. Normal Vesting of Restricted Stock.

(a) Provided the Participant has not undergone a Termination on or prior to the last day of the Performance Period, a number of shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse on the date (the “Vesting Date”) the Committee determines the level of attainment of Consolidated EBITDA (as defined below) in accordance with the table below:

Consolidated EBITDA Attainment*	Percentage of the number of shares of Restricted Stock that will Vest
Below $[ ] million	0%
$[ ] million or greater	100%

*	For the avoidance of doubt, the attainment of Consolidated EBITDA in between the levels set forth in the table above will not be pro-rated.

(b) Any remaining shares of unvested Restricted Stock that do not become vested in accordance with Section 1(a) of this Exhibit A (if any) shall immediately be forfeited to the Company by the Participant for no consideration as of the Vesting Date.

(c) For purposes of this Exhibit A, the term “Consolidated EBITDA” shall mean the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the applicable fiscal year. In connection with foregoing, the Company’s Chief Financial Officer shall certify in writing to the Committee the Consolidated EBITDA.

2. Treatment of Shares of Restricted Stock Upon Termination.

Notwithstanding anything to the contrary in Section 9(c)(ii) of the Plan, in the Event of Participant’s Termination for any reason on or prior to the last day of the Performance Period, all unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination. For the avoidance of doubt, in the event the Participant’s Termination occurs after the last day of the Performance Period but prior to the Vesting Date, the shares of Restricted Stock shall remain eligible to vest in accordance with Section 1 of this Exhibit A.